As filed with the Securities and Exchange Commission on December 18, 1998
                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933


                            BALANCED LIVING, INC.
           (Exact name of registrant as specified in its charter)


      Colorado                    8299                     87-0575577
  (State or other      (Primary Standard Industrial     (I.R.S. Employer
  jurisdiction of       Classification Code Number)    Identification No.)
   organization)


                      6375 South Highland Drive, Suite D
                         Salt Lake City, Utah  84121
                              (801) 424-1624
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             JEANNENE BARHAM
                   President and Chief Financial Officer
                           Balanced Living, Inc.
                    6375 South Highland Drive, Suite D
                        Salt Lake City, Utah  84121
                             (801) 424-1624
         (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               Copies To:
                         A. ROBERT THORUP, ESQ.
                         RAY, QUINNEY & NEBEKER
                          79 South Main Street
                       Salt Lake City, Utah 84111
                             (801) 323-3359
                          (fax) (801) 532-7543


	Approximate date of commencement of proposed sale of the securities to
the Public:   As soon as practicable after the Effective Time of this
              Registration Statement.

                     CALCULATION OF REGISTRATION FEE

Title of each   Amount to       Proposed         Proposed        Amount of
class of         to be      Maximum offering  Maximum aggregate registration
securities to   registered   price per share   offering price       fee
be registered


Common Stock    250,000           $2.00           $500,000        $147.50
($0.001 par     shares
value)

Class A         250,000           $3.00           $750,000        $221.25
Warrants and    warrants
underlying      and under-
Common Stock    lying shares

Class B         250,000           $5.00         $1,250,000        $368.75
Warrants and    warrants
underlying      and under-
Common Stock    lying shares

Class C         250,000          $10.00         $2,500,000        $652.50
Warrants and    warrants
underlying      and under-
Common Stock    lying shares

TOTAL                                                           $1,390.00


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          P  R  O  S  P  E  C  T  U  S

                                250,000 Units
        Each Unit Consists of One Share of Common Stock, And One Each of
             Class A Warrants, Class B Warrants and Class C Warrants

                            BALANCED LIVING, INC.
                          A Colorado Corporation

          THIS OFFERING INVOLVES A SIGNIFICANT DEGREE OF RISK.

         INVESTORS NEED TO READ THE SECTION CALL "RISK OF THIS
             INVESTMENT" FOUND AT PAGE 3 OF THIS PROSPECTUS

   -	Balanced Living, Inc. is a new Colorado
    	corporation engaged in the personal
    	development business, and offers seminars, books and related personal development products to its clients. All of its current activities are conducted in its wholly owned subsidiary, The Balanced Woman, Inc.

   -	The Units consist of one (1) share of
	Balanced Living Common Stock, one (1) Class A
	Warrant, one (1) Class B Warrant, and one (1)
	Class C Warrant.

   -	The Company wants to raise $500,000 from this
    	Offering.

   -	An Investor's purchase of Units must not
    	exceed 10% of that Investor's net worth.

   -	Class A Warrants allow the purchase of one (1) share of Common Stock
    	for $3.00. Class B Warrants allow the same one (1) share purchase, but at $5.00 per common share. Class C Warrants allow the purchase of one (1) share of Balanced Living Common Stock for $10.00.

   -	All of the Warrants are valid until December 31, 2003, when they
    	will expire.

   -	There is no public market for Balanced Living Common Stock.

   -	If a public trading market develops for Balanced Living Common
    	Stock, and if twenty (20) consecutive days of trading takes place in that public market, then Balanced Living may call all of the then outstanding Warrants at $0.01 paid in cash.

   -	The officers of Balanced Living will offer the Units and will not be
    	specially compensated for their selling efforts. They will claim an exemption from registration as broker dealers or registered representatives. The Company may decide that it needs the help of a registered broker dealer in selling the Units. If a registered broker dealer is used, the Company will pay a maximum commission of 10%, and this amount, up to a maximum of $50,000, is included in the Company's estimate of offering expenses used in its Use of Proceeds calculation. (See "USE OF PROCEEDS" at page 8.)

   -	There is no minimum offering.  The Company will accept and spend
    	any Investor money submitted for an accepted purchase of Units.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES AGENCY, NOR HAS ANY FEDERAL OR STATE REGULATORY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is December     , 1998

                          PROSPECTUS SUMMARY

THIS IS A BRIEF SUMMARY OF THE INFORMATION IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS BEFORE YOU DECIDE
WHETHER AND HOW MUCH TO INVEST IN THE UNITS.

The Company

    	Balanced Living, Inc. ("the Company") is a newly formed Colorado corporation with no operating history and under the management of persons with limited experience in starting and successfully developing a new company. The business of the Company initially will be conducted through its wholly-owned subsidiary, The Balanced Woman, Inc., ("Balanced Woman") also a relatively new Colorado corporation.

    	Balanced Woman was organized by women for the benefit of women , and to function as part of the personal growth/life management industry. It offers seminars, personal growth experiences and products that assist women in living more balanced and purposeful lives. The Company believes that Balanced Woman will be a successful enterprise because of (1) the life-changing principles taught in Balanced Woman seminars and reinforced through Balanced
Woman products and services; (2) the valuable and diverse background and experiences of the management team; and, (3) the believed favorable timing of Balanced Woman's entry into the personal growth/life management market.

    	Balanced Woman is committed to fulfilling this mission statement:

    	"Balanced Woman offers a journey of self-discovery through powerful principles, supportive networks of women, and life-enriching programs and products."

Financial History and Current Position

    	The Company was formed on July 1, 1998 and acquired Balanced Woman on July 14, 1998. Balanced Woman was formed on January 26,
1998.

    	Balanced Woman's first seminar was given in Salt Lake City, Utah in February 1998, with several seminars following in that area. A seminar was given in Newport Beach, California in June 1998, and other seminars in Southern California are planned.

    	Balanced Woman earned revenues of $6,467 (through July 31,
1998) and experienced a net loss of ($137,438) as of July 31, 1998. Management believes that it can increase revenues substantially as new seminar locations are employed, as the reputation of Balanced Woman seminars grows, and as follow on products and services to the seminars are developed and offered. See "Management Discussion & Analysis of Financial Condition and Results of Operations" and "Business of the Company".

Business Plan

      Seminars: Currently Balanced Woman is offering its seminars with Rose Blackham, one of the founders of Balanced Woman and of the Company, facilitating Growth in revenues from Balanced Woman Seminars is expected to come from employing multiple facilitators in multiple locations. December 1, 1998 is management's target date for completion of the development of the Balanced Woman Training Academy, a "train-the-trainer" program designed to train, develop and certify high-quality, effective and inspiring facilitators for the Balanced Woman Seminars. Management has targeted March 1, 1999 for at least 3 trainers to have completed the Balanced Woman certification process and to be ready to teach Balanced Woman - Seminar One.

    	Products: Fifteen Balanced Woman products are now being designed and in various stages of production, of which six are completed and currently being offered for sale at seminars and through other marketing methods. Management has targeted Fall 1999 to have completed and published The Balanced Woman, a book that will compliment Balanced Woman Seminars as well as provide independent revenue opportunity. By this same date, management intends to complete the production of all of the initial 15 SKUs in its product line.

    	Circles of Women: One of the keys to maximizing ongoing revenues from Balanced Woman Seminars is Balanced Woman "Circles of Women" program, providing on-going mentoring, encouragement, and support to women who wish to continue a program of life change as started at a seminar. By January 1, 1999, management intends to launch the first "Circle of Women" in the Salt Lake City market, and intends to have created the materials and systems necessary to support Circles of Women in several new market areas, including Southern California to follow up on the introduction there of Balanced Woman Seminars presented in June 1998. See "Management Discussion & Analysis of Financial Condition and Results of Operations" and "Business of the Company".

Use of Estimated Net Proceeds

    	The Company estimates that it will have available from this Offering after expenses if total Offering is sold. Any funds raised through this Offering will be used to implement the seminars and products described above. In this connection, the proceeds will pay costs of third party contractors and providers, as well as salaries and expenses of the management team during the start-up period. See "Use of Proceeds"

Becoming a Shareholder

    	You will be asked to complete and sign a Subscription Agreement and to submit that with your investment money. If your investment is not more than ten percent of your net worth you will be accepted as a Shareholder. When your subscription has been accepted, you will receive a signed copy of your Subscription Agreement and an acknowledgment letter along with your share certificates.

RISK FACTORS

AN INVESTMENT IN THE UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD TO LOSE UP TO THEIR ENTIRE INVESTMENT. BEFORE PURCHASING UNITS, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS.

Risks Inherent in the Company

    	Limited Operating History. The Company was formed in July 1998, and is in the development stages of its business plan. It has no significant assets, has just begun business operations, and considers 1998 and early 1999 to be a period of research and development. There is no assurance that upon completion of this Offering the Company will be able to continue successfully implementing its business plan or that it will ever operate profitably.

    	Limited Capital/Need for Additional Capital. With the exception of approximately $300,000 borrowed from the founders and a few private investors, the Company has no significant assets or operating capital. It is totally dependent upon receipt of the proceeds of this Offering to provide the working capital necessary to continue the development of its business. Even so, upon successful completion of the Offering, the working capital available to the Company will be limited. The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this Offering. In the event that the proceeds from this Offering are not sufficient to move the Company to internal funding and profitability, the Company may need to seek additional financing from commercial lenders or other sources, including additional sales of equity, for which it presently has no commitments or arrangements.

    	No Dividends. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

    	Limited Management. The Company will be substantially dependent upon its current management team, only 2 of which are employees. (See "Management"). Other key personnel are functioning as independent contractors and are involved with other businesses. The Company also relies heavily on the training, teaching methods, and curriculum of Rose Blackham. Currently, Ms. Blackham is the sole facilitator of the Company's seminars. The stability of the Company would be significantly compromised if Ms. Blackham were unable or unwilling to perform these responsibilities. The Company is training additional facilitators to support its needs and objectives, and it plans to have three additional certified trainers by March, 1999. This will allow the Company to increase the number of seminars and diversify its training personnel. The loss of the services of any of the current management team members could have a materially adverse impact upon the Company. The Company does not carry key person life insurance with respect to any employee and has no employment agreements.

    	Conflicts of Interest/Non-Arms-Length Transactions. Many of the services and goods acquired by the Company have been and will likely come from sources connected in some way with members of the Company's management team. Some members of the management team have other interests which could give rise to conflicts with respect to the amount of time devoted to the Company. There is no assurance such conflicts of time and interests will be resolved favorably to the Company.

    	Possible Payment of Finder's Fees to Management or Affiliates. Management does not currently intend to pay any finders fees from the revenues or other funds of the Company. In the event that a person or entity assists the Company in connection with the introduction to a prospective business product opportunity which is ultimately consummated, such person or entity may be entitled to receive, upon Board of Directors approval, a finder's fee through the issuance of securities in consideration for such introduction. Such person, who may be an affiliate of the Company, may be required to be registered as, among other things, an agent or broker/dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees. The executive officers, directors or affiliates of the Company may be entitled to receive a finder's fee in the event they originate a prospective business product or opportunity.

    	Possible Need for Additional Financing and Risk of Unavailability of such Financing. The Company has earned only limited revenues to date and is entirely dependent upon the proceeds of this Offering to continue operations relating to its prospective business. Although the Company believes that the proceeds of this Offering will be sufficient to implement its business plan, the Company cannot ascertain with any degree of certainty the future capital requirements for the full development and production of its seminars, products and inventory. In the event that the net proceeds of this Offering prove to be insufficient to allow the Company to pursue its business plan, the Company currently has no plans or arrangements with respect to additional financing which may be required to continue the operations of the Company. There can be no assurance that additional financing will be available to the

Company on acceptable terms, if at all. The unavailability of additional financing when needed would have a material adverse effect on the continued development or growth of the Company's business.

    	There are currently no limitations on the Company's ability to borrow funds to implement its business plan. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and the prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. It is presently not contemplated that any of the Company's executive officers or directors or their respective affiliates will be providing any loans to the Company over and above what they have already loaned to the Company. The inability of the Company to borrow funds for an additional infusion of capital into the business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.

    	Year 2000 Risks. The Company faces risks from the Year 2000 computer problem in three areas: its own computer systems, its appliances and equipment with embedded chips, and the possibly noncompliant systems of its third party vendors and service providers. While the Company believes that its own computerized information processing systems are "Y2K" compliant with four digit dating and recognizing 2000 as a leap year, it is still in the early stages of assessing its non-computer equipment for noncompliant embedded chips. The Company is also in the very earliest stages of assessing and communicating with its key vendors and service providers to determine their Y2K compliance. In a worst case scenario, the Company may not be able to present its seminars because of disruptions in transportation systems, building locations, or utility services. In the event of significant economic turmoil from Y2K occurrences, the demand for the Company's seminars and products may be significantly reduced. Suppliers of its private label products may not be able to ship sufficient quantities to meet the Company's needs. The Company's own offices may be closed by equipment or utility failures or possible civil unrest.

Risks related to the Nature of the Proposed Business

    	Uncertain Market Acceptance. The Company's proposed business plan is based upon a six-month beta test of Balanced Woman Seminars and related products and services to limited markets, and is based upon assumed needs and concerns of women who are interested in personal growth. There are no assurances of general market acceptance of the Company's products and services. The Company's business will be subject to all the risks associated with the packaging and introduction of new seminars and product lines for sale into the competitive personal growth seminar market. Other than limited pilot testing, the Company has undertaken no independent market studies to determine the acceptance of its proposed products and services.

    	Competition. The Company presents unique programs, principles and products that specialize in particular areas of women's interests. Due to the unique nature of these products and services, it is difficult to succinctly identify a specific industry and clearly define market competitors. To date, the Company has undertaken no in-depth, independent studies determining market competition, although it appears as though the competition is limited. There are, however, many companies that target women in various forms. These range from multiple online internet organizations structuring women talk groups to seminar companies covering women's issues.

    	The Company's seminar program is currently the primary platform that leads to many higher-margined products, programs, and services. Consequently, the Company will be substantially dependent in its developmental stage for success in the highly competitive seminar training industry. A high percentage of developmental seminar companies fail for multiple reasons, including low margins, high marketing costs, poor client retention, and competition.

      Intellectual Property Risks. The Company relies primarily on copyright laws and employee and third party nondisclosure agreements to protect its intellectual property, but the Company has not yet registered copyrights in any of its materials. The Company could be damaged significantly by unauthorized copying of its products and services. Although the Company is not aware that any of its products and services are materially infringing the rights of others, it is possible they are. If so, the Company could have to modify its products and services, at substantial possible cost. The Company might be subject to lawsuits if it is alleged that it is infringing on the property rights of others.

      No Present Acquisition or Merger Transaction Contemplated. None of the Company's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions with and there are no present plans, proposals, arrangements for mergers, acquisitions or similar transactions involving the Company.

    	General Economic Situation. The Company provides products and services that are not essential to the support of life. In the event of significant economic downturns in the United States or the World caused by any or all of a number of potential causes, the demand for the Company's seminars and products may be significantly reduced.

Risks Related to the Offering

    	Best Efforts Offering/No Firm Commitment. The Company is offering the Units on a "best efforts basis" with no underwriter assistance or firm commitment from any investor or dealer. No assurance can be given that any or all of the Units will be sold.

    	Benefits to Present Shareholders; Continued Control. The 600,000 presently outstanding shares of the Company's Common Stock (not including any shares underlying stock options or warrants) were purchased by the founders of the Company for a total aggregate consideration of $3,000. Immediately after completion of this Offering, assuming the full $500,000 is sold, the current shareholders will own 71% of the then outstanding Common Stock, for which they will have paid an average $0.005 per share; and Investors in this Offering will own the other 29% , for which they will have paid $2.00 per share (without regard to the warrants included in the Units). Thus, Investors in this offering will contribute to capital of the Company a disproportionately greater percentage than the current shareholders. Moreover, the current shareholders will continue to control the Company through their majority common share voting ability. See "Dilution".

    	Broad Discretion to Use Offering Proceeds. Management will have wide discretion as to the allocation, priority and timing of the allocation and spending of funds raised from this Offering. The uses of the proceeds of the Offering may vary significantly from those outlined in this Prospectus depending on numerous factors, including the success that the Company has testing and marketing its products. Investors purchasing the Units will be entrusting their funds to the Company's management, upon whose judgement the Investors must depend. (See "Use of Proceeds" and "Management")

    	Arbitrary Determination of Offering Price . The public offering price of the Units offered hereby was arbitrarily determined by the Company without the advice of an underwriter. The price bears no relationship to the Company's assets, book value, net worth or other recognized criterion of value. In no event should the public offering price be regarded as an indicator of any future market price of the Units.

    	There May Not Be A Public Trading Market. Prior to this Offering, there was no public market for the Company's Common Stock, and the offering price for the Units was determined arbitrarily by the Board of Directors. See "Plan of Distribution - Determination of Offering Price."

    	The Company does not currently meet the numerical requirements (such as income, stockholders' equity and number of public shares outstanding) to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. As soon as it meets those requirements, the Company intends to apply for a trading listing such that its Common Stock can be followed on public information services over the Internet or in the financial trade publications. Until any listing, the Company has not yet decided whether to utilize the provisions of Rule 15c2-11 under the Securities Exchange Act to enable limited public trading in its Common Stock. It is unlikely that sufficient shares will be outstanding in the foreseeable future to support a public market in the Company's Common Stock. The price of the Units, after the completion of this Offering, can vary due to general economic conditions and forecasts, the Company's general business condition, the release of the Company's financial reports and sales of shares which were outstanding prior to this offering. See "Units Eligible For Future Resale."

    	State Blue Sky Registration; Restricted Resales of the Securities. The Company has not made application to register the Securities in any states except California, Colorado, New York and Utah. The Company will seek to obtain an exemption from registration to offer the Units in various state jurisdictions and may also make additional application to register the Units in some states. Purchasers of Units in this offering must be residents of such jurisdictions which either provide an applicable exemption or in which the Units are registered. In order to prevent resale transactions in violations of states' securities laws, public stockholders may only engage in resale transactions in the Units in such jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the common Stock and Warrant certificates will contain information with respect to resale of the securities. Further, the Company will advise its market makers, if any, of such restriction on resale.

    	Such restriction on resales may limit the ability of investors to resell the Units purchased in this Offering.

    	Several additional states may permit secondary market sales of the Units (i) once or after certain financial and other information with respect to the company is published in a recognized securities manual such as Standard & Poor's Corporation Records (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors."

    	Some Units Owned By Earlier Investors Could Be Sold After The Offering, Affecting The Resale Price. The owners of 600,000 shares of the Company's Common Stock will be able to sell 100,000 of these shares any time after July 1, 1999; and 500,000 shares at any time after July 14, 1999, assuming a public market exists at such times. Whenever any shares of the Company's Common Stock are sold, it could cause the share price to go down and might keep it from rising. See "Units Eligible for Future Resale."

    	There is No Escrow or Impoundment of Investor Funds.  All
Investor subscription funds received will be credited to the cash accounts of the Company. See "Plan of Distribution."

    	Statutory And Charter Limitations Could Deter An Acquisition Of The Company. The laws under which the Company is chartered deny voting rights to persons trying to acquire control, subject to approval by the other shareholders. The Company's articles of incorporation and bylaws also contain provisions which allow shareholders to increase the quorum or voting requirement for shareholders. These provisions would make it relatively difficult to authorize a merger or other business combination, to change the board of directors or to amend charter provisions. This could deter an acquisition of the Company that might otherwise be of benefit to shareholders who are not part of management. See "Description of Common Stock."

    	The "Penny Stock" Rules Could Make Selling Units More Difficult. The Company's common stock might be defined as a "penny stock" pursuant to Rule 3a51-1 under the Securities and Exchange of Act if the shares were to be traded at a price less than $5.00 per share, if the Company had not yet met certain financial size and volume levels, and if the shares were not registered on a national securities exchange or quoted on the NASDAQ system. A "penny stock" is subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Those rules require securities broker-dealers, before effecting transactions in any "penny stock," to (1) deliver to the customer, and obtain a written receipt for a disclosure document set forth in Rule 15g-10. (Rule 15g-2); to disclose certain price information about the stock (Rule 15g-3); to disclose the amount of compensation received by the broker-dealer (Rule 15g-4) or any "associated person" of the broker-dealer (Rule 15g-5); and to send monthly statements to customers with market and price information about the "penny stock." (Rule 15g-6) The Company's common stock could also become subject to Rule 15g-9, which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchasers account under certain standards and deliver written statements to the customer with information specified in the rules. (Rule 15g-9) These additional broker-dealers from effecting transactions and limit the ability of purchasers in this offering to sell their shares into any secondary market for the Company's Common Stock.

    	Two Major Shareowners Will Control The Company. Jeannene Barham and Rose Blackham now own, in the aggregate, 100% of the outstanding common stock of the Company, and will own, in the aggregate, 71% of the total outstanding shares even if this Offering as fully described. With such percentages of ownership, Ms. Barham and Ms. Blackham could cause the election of all of the Board of Directors, prevent approval of an acquisition of the Company or otherwise exercise control of the Company.

    	Officers' And Directors' Liabilities Are Limited. The Company's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection, although, in the opinion of the federal Securities and Exchange Commission, that indemnification is against public policy.

    	Effect of Purchases of Units By Officers, Directors and Affiliates. Officers and Directors of the Company may purchase Units sold in this Offering under the same terms and conditions as the public investors. Such purchases, if made, will be in compliance with rule 10b-6 and be for investment purposes only and not for redistribution (i.e., no present intention to distribute or resell the securities). To the extent of any such purchases for investment purposes only, a portion of the Units from this Offering will not enter the "public float." (The public float is the amount of free-trading securities which are immediately resalable in the trading market.) Such reduction means that there are less securities for the public investors to purchase and resell and may cause a lack of liquidity in any trading of the Company's shares. Also, such a reduction in the public float may make possible the commitment of public investors in the absence of public demand for the offering.

    	No Commitment to Purchase Units. No commitment presently exists by anyone to purchase any of the Units offered.
Consequently, no assurance can be given that any Units will be sold. Although no commitment has been made, officers and directors may purchase in the Offering.

    	Officers or Directors May Purchase Up To 20% of the Units in this Offering. The Company may make sales of Units to officers and Directors of the Company and that such persons may purchase up to 50,000 of the Units offered hereby, although they have made no commitment to do so. Such purchases shall be made for investment purposes only and in a manner consistent with a public offering of the Company's Units. Such purchases will increase the percentage of securities being held by the officers and Directors.

USE OF PROCEEDS

    The uses of the proceeds available to the Company from the sale of the Units in this Offering are estimated below, assuming that all of the Units are sold. There is no assurance that all of the Units will be sold. The Company expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below.

	    	Offering Expenses	      $82,077

    		Marketing and
	    	advertising	             43,300

    		Inventory                91,427

    		R&D                       9,650

    		Working Capital         273,546

    		TOTAL                  $500,000

    	Estimated offering expenses include legal counsel fees and costs, accounting fees and costs, printing costs, mailing and travel expenses, and related costs. This amount also includes a reserve for possible commissions payable to registered broker dealers who may be asked to assist in the offer and sale of the Units. A maximum of $50,000 is reserved for this purpose and management believes that no broker dealer assistance likely will be required.

    	Working Capital is the amount of the Company's current assets, such as cash, receivables and inventory, in excess of its current liabilities, such as accounts payable. As proceeds are received, and not used for marketing and advertising , they would be added to cash bank balances, increasing working capital. Working capital may be used to pay salaries and expenses of employees, including management personnel. Working capital also may be used, in Management's discretion, to make loans (other than to officers and other affiliates); no restrictions exist other than as set forth above, as to whom loans may be made. Further, no criteria have as yet been established for determining whether or not to make loans, whether any such loans will be secured or limitations as to amount.

    	The Company has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur except, that none of the Company's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this Offering except for reimbursement for out-of-pocket offering expenses. No assurance can be given that any of such potential conflicts of interest will be resolved in favor of the Company or will otherwise not cause the Company to lose potential opportunities.

    	None of the proceeds raised hereby will be used to make any loans to the Company's promoters, management or their affiliates or associates of any of the Company's shareholders. Further, the Company may not borrow funds and use the proceeds therefrom to make payments to the Company's promoters, management or their affiliates or associates.

Dilution.

    The following table shows, on a pro forma basis as of September 30, 1998, the difference between existing shareholders (not including existing options to buy shares) and new Investors purchasing Units in this Offering (without respect to the Warrants).

                        SHARES              TOTAL          AVERAGE PRICE
                       PURCHASED        CONSIDERATION        PER SHARE

                   NUMBER    PERCENT    AMOUNT    PERCENT

Existing
Shareowners      600,000(1)    71%     $3,000      0.6%        $0.005

New Investors    250,000(2)    29%   $500,000     99.4%        $2.000

Total                       100.0%   $503,000    100.0%
_________________
(1) Does not include options or warrants now outstanding.

(2) Does not include the Class A, Class B or Class C Warrants included in the Units.

    	On July 31, 1998, the Company had a net book value of ($128,938), or ($0.22) per share (based on 600,000 shares outstanding). The net tangible book value per share is equal to the Company's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. After giving effect to the sale of the Units at the public offering price of $2.00 per Unit, and the application of the estimated net offering proceeds, the pro forma net tangible book value of the Company, as of July 31, 1998, would have been $292,862, or $0.34 per share, respectively. This represents an immediate increase in net tangible book value of $0.56 per share to existing shareowners, and an immediate dilution of $1.66 per share to new Investors purchasing shares in this Offering. The following table illustrates the per share dilution in net tangible book value per share to new Investors:

	Public offering price per Unit	         		$2.00

	Pro forma net tangible book value                    ($0.22)
	  per share as of July 31, 1998

	Increase per share attributed to 	      		$0.56
	  investors in this Offering

	Pro forma net tangible book value	      		$0.34
	  per share as of July 31, 1998,
	  after this Offering

	Net tangible book value dilution 	      		$1.66
	  per share to new investors


                  MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results

     The Company is a new enterprise and a development stage company. Its revenues to date have been marginal, and there is no prior year or quarter period to effectively compare operating results. As of November 30, 1998, the Company was operating at a loss. The Company anticipates becoming profitable in 1999, although there can be no assurance of this result.

Business Plan Progress

    	The information in this prospectus other than historical information is "forward looking information" presenting management's beliefs and estimates about the future. These beliefs, plans and estimates are subject to significant risks. (See "Risk Factors". Above)

    	The Company has reviewed many studies showing that women are placing a high value on meaningful, life enhancing products that focus on (1) relationships and networking, (2) relevant factual information, (3) time efficiency management, (4) reputation and support, (5) brand loyalty, and (6) the opinion of others. It is estimated through looking at these studies that in 1997 women spent $80.3 billion on these self-improvement products and services. These expenditures included self-help books, personal services, journals, and other related personal growth products.

    	Evidence in the market place and the popular news media indicate that this trend is continuing and expanding. The Company is positioned to benefit from this growing trend and its business plan is in consonance with this expanding market need. The experience during 1998, the Company's first developmental year, has proven that there is market appeal for The Balanced Woman seminars and products and that word-of-mouth advertising (relationship marketing) will be a strong influencing factor in the Company's growth and market penetration.

    	The Company, is positioned to offer a series of three seminars, and multiple products and other services to re-enforce and support seminar participants. During its first year of development, the Company has designed and produced seminar curriculum and participant materials, and has launched seminars in Salt Lake City and Newport Beach. Fifteen seminars have been taught, averaging thirty women per seminar. The Company currently has six customized Balanced
Woman products, including a short "affirmation book" called A
Balanced Woman Knows, The Balanced Woman Collection CD, the Picture This Packet, Balanced Woman bookmarks, "Jewel Cards", and Balanced Woman T-Shirts. The Company is also selling self-care products, which are purchased at wholesale and sold at 100% mark-up. Products sales at seminars are steadily increasing, ranging at $3.70 per person in the first seminars to a current level of over $10.25 per person, compared with the Company's own $7.50 per person target for the first year.

    	The Company's plan of operation for 1999 includes expanding the number of seminar cities by adding Denver, Seattle, San Diego, and San Francisco. The Company aims to increase the number of participants to an average of forty in each seminar. A target average of five seminars will be presented each month for a target total of sixty seminars to be taught in 1999. The Company's average participant fee income is planned to increase from $ 100 (due to introductory specials) to an average seminar fee of $200.

    	To achieve these projections, the Company will add three independent contractors to facilitate seminars who will be paid a teaching fee for each seminar taught. Each trainer will complete an extensive train-the-trainer program by March 1, 1999, and will be prepared to facilitate seminars for the remainder of 1999. Gross seminar income is planned to average $8,000 per seminar, bringing in approximately $40,000 per month, beginning in the second quarter of 1999. Our year-end projections for 1999 are to complete the presentation of sixty (60) seminars, bringing in an approximate total seminar revenue of $480,000. Projected product sales revenue of $183,000 will be in addition to the projected $480,000 in seminar revenues, bringing total Company projected 1999 revenues to $663,000.

    	The Company projects direct seminar expenses to average $2,700 per seminar, for a total average of $13,500 in such projected expenses each month. The overall Company projected expense budget for 1999 is $472,800. This results in a projected profit of $190,200. (This budget includes salaries for four full time and two part-time employees.)

    	Eight new products will be added to the Company's product line in 1999: These products will include a new full-size hard cover book called The Balanced Woman, The Balanced Woman Journal, The Dumping Book, Meditation CD, Balanced Woman Seminar cassette series, Sara Coloring Book, and a "What" Box. The Company will also be purchasing an "inner-child" CD at wholesale and selling it at retail at the seminars. The Company will maintain an average of 50% mark-up on all products it distributes at its seminars.

    	A tentative agreement has been made with AMS Publishing and Distribution Co., of San Diego to publish and distribute, both nationally and internationally, The Balanced Woman Book by Fall 1999. The Company will be hold license to this book and receive a royalty for each copy sold. Contract negotiations are currently underway with AMS and therefore, projected revenues from these royalties have not been included in this plan as they are yet to be determined.

    	Adverse conditions that could negatively effect the Company's growth would be an inability to recruit, hire, and retain skilled seminar facilitators, or a copyright infringement of the Company's unique curriculum materials and products and resulting litigation. To combat these potentially harmful conditions, the Company has secured the assistance of an intellectual rights attorney and is taking every measure possible to protect and copyright all materials. Because skilled trainers will be key to the Company's growth, time and attention is being placed into recruitment efforts. There is already an adequate pool of candidates from which to select.

Liquidity and Capital Resources

    	The Company requires the investor capital to continue the development of its business plan. While it has been able to borrow needed operating capital from its founders to date, these sources have indicated an unwillingness to continue to advance funds to the Company. The Company will depend on the funds to be raised in this Offering to stay in business and to implement its business plan. If there is insufficient capital raised in this Offering, the Company will be left to attempt to raise investor capital through other offerings or placements at different prices or configurations. The Company has limited cash funds and may not be able to retain the needed professional assistance if another offering were necessary because this Offering failed.

Year 2000 Issues

    	The Company has not completed its assessment of its own information processing computer systems and is not aware if such systems are Y2K compliant at this time, although management believes the newness of the current computer system should result in tested compliance when tests are made.

    	The Company has not completed its assessment of embedded non-IT computer systems used in its business. However the Company does not regard any such system as material to its business.

    	The Company has not yet performed an assessment of its material goods or services suppliers to determine their Y2K compliance. The Company expects to begin this assessment in the first quarter of 1999. There is no assurance that the Company will be able to complete its assessment of third party risks before the end of 1999.

    	The Company is unaware of the potential cost, if any, to remediate Y2K problems in the Company's own IT systems or its embedded systems. So far the Company has spent nothing on Y2K remediation.

    	The Company believes that it is most reasonably likely that its own computers will perform according to expectations on and after January 1, 2000. However the Company is dependent on suppliers of airplane travel, electric power, office products, private label products, natural gas and financial services. Given its failure to date to obtain a reliable assessment of the Y2K compliance of its key goods and services vendors and suppliers, the Company must assume that these vendors and suppliers will have disruptions in their deliveries to the Company. The Company's business would likely suffer a material adverse result on and after January 1, 2000 from Y2K related effects. In the worst case, the Company would fail and its outstanding securities would become worthless.

    	The Company has not developed any contingency plans in the event that its own IT computer equipment fails or in the event that material suppliers of goods or services fail or have significant disruptions in deliveries to the Company.

INFORMATION ABOUT THE COMPANY

Overview

    	The Company produces and presents values-oriented seminars and products aimed at helping women achieve balance in their lives, and thereby to find joy and fulfillment. The Company operates through its wholly-owned subsidiary, Balanced Woman. Balanced Woman earns revenues and profits from its seminars, products and service offerings.

    	The Company has become subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended
("Exchange Act"). Upon completion of this offering, the Company to file all required annual and quarterly reports.

    	The Company intends to furnish its shareowners with annual reports containing financial statements audited by an independent public accounting firm after the end of its fiscal year on December 31.

History and Development of the Company

    	The Company was incorporated in Colorado, on July 1, 1998. The Company's corporate offices are located at 6375 South Highland
Drive, Suite D, Salt Lake City, Utah 84121. The Company's other addresses are Voice: (801) 424-1624; and Facsimile: (801) 424-
1626.

    	The Company was formed to be a holding company and financing vehicle for Balanced Woman, and perhaps other companies or projects. On July 14, 1998, the Company acquired all of the outstanding shares of common stock of Balanced Woman in exchange for shares of the common stock of the Company in a tax free exchange with the shareholders of Balanced Woman shown on Balanced Woman's records at that date. Currently the Company has no other business plan than to function as the holding company and financial support for Balanced Woman.

    	The business concept for Balanced Woman was conceived in 1997 when several of the founders of the Company attended a seminar presented by Rose Blackham in Orange County, California. Ms. Blackham had previously taught this program in California and Colorado for several years. After experiencing the positive response of the thirty participants at the Orange County seminar, Ms. Blackham and the other attending founders of the Company conceived the concept of a seminar company to teach the principles of how to live a balanced life to women, similar in concept, although different in curriculum, to many existing seminar/training companies, such as Franklin-Covey, Inc., Anthony Robbins, Inc., Career Track, and Nightingale Conant.

    	Balanced Woman was formed as a Colorado corporation in January 1998 as a company owned, managed and developed by women to provide services and products that would support and assist women in living a more balanced life. Seed capital was provided by the nine founders of the Company, and the first pilot seminar was organized and presented by Balanced Woman in February 1998 in Salt Lake City, Utah.

    	In June 1998, Balanced Woman presented its first seminar outside of the Salt Lake City market by organizing a seminar in Newport Beach, California. Balanced Woman perceived positive response from the Newport Beach seminar, and management felt that its business concept was showing market acceptance.

    	Balanced Woman is now actively engaged in program refinement and product development. Balanced Woman is currently testing six
products in the marketplace.   During the remainder of 1998,

    	Balanced Woman plans to continue to test seminar prototypes, varying the seminar hours, venues, and pricing structures. The curricula, pricing and marketing systems will be fine-tuned as research continues.

The Company's Business Model

    	Balanced Woman teaches a curriculum and offers products and services that are based on Balanced Woman's Seven Principles of
Balance: The Sacred, Self-Care, Relationships, Play, Home/Career,
Financial Serenity, and Personal Vision.

    	The product and service line includes seminars, membership-based Circles of Women, and "Balanced Woman" Products. Balanced Woman also publishes a bi-monthly newsletter which can be purchased through an annual subscription or as part of the Circles of Women membership package.

    	What follows is a brief description of Balanced Woman's primary service and product offerings:

    	Seminars. Balanced Woman currently offers a series of three seminars based on the seven Balanced Woman principles. Seminar I is a one-day interactive program; Seminar II and III are both two and one-half day programs which teach the participants more in depth how to implement the principles into their daily lives. The Balanced Family, Balanced Relationships, and The Balanced Man, as well as, other related seminars, will be developed and presented as an extension of The Balanced Woman curriculum within one to three years.

    	Wholesale/Retail Products. Balanced Woman has created six unique and innovative products that invite women to actively share and live Balanced Woman principles. Each product has a meaningful purpose and has been created to support women in living the Seven
Balanced Woman principles.

    	Circles of Women. The Circles of Women membership has been established to provide a supportive and nurturing setting in which eight to twelve women come together monthly to be encouraged and supported in living Balanced Woman Principles and to be motivated to express their personal vision.

Business Plan

    	By the end of January 1999, Balanced Woman plans to have successfully launched two of the Balanced Woman seminar series, and to be selling a full-range of Balanced Woman products, not only to seminar participants, but also eventually to catalog customers and at wholesale for purchase in select retail outlets and boutiques.

    	Market. The primary market for Balanced Woman's services and products includes women in all demographic strata. The women's personal growth/life management market has increased dramatically in the last 10 years. Industry sources estimate that in 1997 $80.3 billion was spent by women for self-improvement-related products and services. Among other things, these expenditures have included self-help books, journals, seminars and related personal growth products. The test seminars that Balanced Woman has already presented in Salt Lake City and in Orange County, as well as the history of successful seminars presented independently by Ms. Blackham all show market appeal for Balanced Woman's concepts and products, and an opportunity to capture part of this $80 billion market.

    	Balanced Woman. is positioned to meet and fill the needs of this growing market segment with a fully-integrated line of women's personal development and life management products and services.

    	Marketing Plan. Balanced Woman's marketing strategy has been designed with a multi-pronged and non-traditional approach. For example, through relationship marketing, Balanced Woman has achieved a high percentage of seminar sales through referrals. This strategy economizes sales and marketing expenditures and creates a new twist on traditional word-of-mouth advertising,

    	Mass and vertical marketing promotions are made more effective because of cross marketing relationships Balanced Woman is forming alliances with chambers of commerce, women's associations, key business affiliations, and independent sales associates.

    	Advertising and Publicity. Balanced Woman recognizes that a key to its success is becoming a widely known name. To accomplish this goal, Balanced Woman is designing its product offerings and advertising brochures with common themes, logos and styles. These products and services will be marketed at and also sold separately from Balanced Woman's seminars, thus taking advantage of book stores and gift shop advertising opportunities.

    	Seminar Related   Balanced Woman has joined and/or will
join the Chamber of Commerce in each of our business markets. In Salt Lake City the Company is negotiating with the Chamber's Director of the Women's Forum, taking an active role and sub-chairing this committee. This will increase our visibility and exposure within the business community and leverage our business potential across the state. Balanced Woman is also actively participating in local Women's Business Associations and business networks, i.e., Utah's Women's Association, Utah Women's Sales Association, and Business Network International.

    	Balanced Woman has begun networking with several potential seminar sponsoring organizations, and anticipates having a large number of local and national sponsoring companies with special women interests, who will financially sponsor and endorse our seminars, conferences and events.

    	The Company has also obtained a contract with the Director of Women's programs of WINET, a division of the Federal Small
Business Association for the following services:

	- Training access to their women's network
	- Participation in their national conference of approximately
	  1000 members
	- Participation in the Women's Connection.com, a women-to women internet site

    	Product Related. Management of Balanced Woman has met with and are negotiating with the Advantage Publishers Group in San Diego, Ca., discussing and planning the development and publication of Balanced Woman's first book, The Balanced Woman.

    	Several consultants and contract development firms have been contacted to negotiate the arrangements for the design, development, and production of Balanced Woman's products scheduled within the first phase product line. Management is also working with a women's datebook planner company to begin plans for production of Balanced Woman's customized datebook planner schedule for the second line of products.

    	Several individuals with experience in retailing women's apparel and self-care products have contacted the Company and are interested in contracting for the "private labeling" of products for the Company.

    	Customer Base. Balanced Woman's current customer base is made up of a broad segment of the women's market. Products and services are designed to appeal equally to women from a wide range of lifestyles. Seminar evaluations consistently receive positive responses from a wide variety of market segments, income levels, educational and professional backgrounds. As its customer-base grows, Balanced Woman will collect, compile, and analyze customer characteristics, enabling them to create a very detailed and specific customer profile for each of the service and product lines we produce and offer.

    	Current Products & Services. Balanced Woman is positioned to offer a three-part seminar series based on seven specific principles; proprietary products that will support and reinforce Balanced Woman principles; and Circle of Women memberships, designed to bring women together monthly in small groups in a safe and nurturing environment, to share, support, and connect. Product offerings include books, tapes, and self-care products, games, jewelry and apparel. A common theme of the products is to encourage women to take a journey of self-discovery and to live lives of balance, purpose, and fulfillment. For instance, the Balanced Woman Collection, a CD of the music played throughout the first seminar, is designed to open a women's heart and to take her back to the powerful principles taught for living a balanced life. Also, full-sized hardcover "The Balanced Woman" book will be published and distributed on a national basis by Fall 1999.

    	Seminars: Currently Balanced Woman is offering its seminars through the facilitation of Rose Blackham, a founder of Balanced Woman. Growth in revenues from Balanced Woman Seminars will come from multiple facilitators in multiple locations. December 1, 1998 is management's target date for completion of the development of Balanced Woman Training Academy, a "train-the-trainer" program designed to train, develop and certify high-quality, effective and inspiring trainers to facilitate each of the seminars in Balanced Woman Series. Management also has targeted March 1, 1999 as the date by which at least 3 trainers will have completed Balanced Woman's certification process and will be ready to teach Balanced Woman - Seminar One.

    	Products: Fifteen Balanced Woman products are now being designed and in various stages of completion and production, of which six are currently being offered for sale at seminars and through other marketing methods. Management has targeted April 1, 1999 to have completed and published The Balanced Woman, a book that will compliment Balanced Woman seminars as well as provide independent revenue opportunity. By this same date, management intends to complete and produce all of the initial 15 items/SKUs in its product line. In addition to the customized products developed and produced by The Balanced Woman, products will also be purchased from other sources and sold with the private Balanced Woman label through various distribution channels, including retail outlets, web sites, catalogues, etc.

    	Circles of Women: One of the keys to maximizing ongoing revenues from Balanced Woman Seminars is Balanced Woman "Circles of Women" program, providing on-going mentoring and support to women who wish to continue a program of life change as started at a seminar. By January 1, 1999, management intends to have launched the first Balanced Woman "Circle of Women" in the Salt Lake City market, and intends to have created the materials and systems necessary to support Circles of Women in several new market areas, including Southern California to follow up on the introduction there of Balanced Woman Seminars in June 1998.

Competition

    	The financial and personal development information industry, while large, is highly fragmented into many niches with some competitors being successful in only certain niches, and with no company having acquired dominance in the industry.

    	Many competitors have products and services that are marketed as being similar, but the Company believes that its customers can quickly distinguish the difference between its products and services and those of competitors. The Company believes that its strong testimonial base of satisfied customers is a growing competitive advantage.

    	The Company competes primarily with a large number of privately-and publicly owned, educational and publishing companies providing personal and financial development information through a variety of media. Some competitors have greater financial, marketing, distribution, technical and other resources than the Company. Some examples of competitors in this general personal development market are Anthony Robbins & Associates, Nightingale-Conant Corporation, Franklin-Covey, Inc., American Marketing Systems, Inc., David G. Phillips Publishing Company, Inc., Agora, Inc., Ted Nicholas & Associates, Inc., Whitney Leadership Group and The Hume Group, Inc.

Operations

    	Accounting, purchasing, inventory control, scheduling, order processing, warehousing and shipping activities for the Company are still under design and development, and exist in only the most rudimentary levels. The Company expects that production and major vendor initial shipments will be performed by independent contractors working for the Company. The Company will maintain an order flow computer record-keeping system to monitor customer fulfillment and cross selling. This computer system will handle order entry, order processing, picking, billing, accounts receivable, accounts payable, general ledger, inventory control, catalog management and analysis and mailing list management. Subject to credit terms and product availability, orders will typically be shipped to customers within a short time of receiving an order. Third party contractors will print and assemble the Company's audio and video tapes, manuals, transcripts, newsletters, software, inserts and the boxes in which the products are shipped. The Company intends to develop multiple sources for all components of its products.

Legal Proceedings

    	As of the date of this Prospectus, there is no pending litigation involving the Company.

Government Regulation

    	The Company's business is subject to regulation under the federal Telemarketing and Consumer Fraud and Abuse Prevention Act and state laws applicable to consumer protection and telemarketing activities. See "Risk Factors." Management believes that it is in substantial compliance with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that the Company is not in compliance could result in judgments or consent agreements that required the Company to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Employees

    	As of July 31, 1998, the Company had two full-time employees and no part-time employees. The Company also uses three independent contractors. Employees are not represented by a labor union and are not subject to any collective bargaining arrangement. The Company has never experienced a work stoppage and we believe that it has good relations with its employees and contractors.

Properties

    	The Company rents the space in which its headquarters is located at 6375 South Highland Drive, Suite D, Salt Lake City, Utah 84121. This space contains two offices and a reception area, and comprises approximately 600 square feet. It is occupied entirely by the Company and Balanced Woman. This space is under lease by the Company for a ten (10) month period at $600 per month. Management believes that this space will provide adequate office space to meet the Company's needs for the foreseeable future. The independent contractors used by the Company, as well as many of its officers, maintain filings about and for the Company, perform business activities for the Company, at their personal residences or places of business.

MANAGEMENT OF THE COMPANY

    	The following persons are the current executive officers and directors of the Company:

      NAME                  AGE                    POSITION

Jeannene N. Barham          61       President, Secretary/Treasurer and
                                     sole Director of the Company and of
                                     Balanced Woman

    	Directors of the Company are elected by the shareholders annually, or as needed by the Board of Directors to fill vacancies.

    	Jeannene N. Barham is a founder of the Company and of Balanced Woman, and has held her current position since the inception of the Company and of Balanced Woman. During the last five years, Ms.
Barham has been affiliated with The Focus Foundation, a non-profit entity organized to help at-risk children. Between 1979 and 1990 she was Vice President of Marketing and Operations at The Charles
Hobbs Corp.(time management seminars and products). She is active in community affairs, and currently serves as National President of the Lambda Delta Sigma sorority. Ms. Barham is the sister of Rose Blackham

Other Key Personnel and Independent Contractors:

    	Rose N. Blackham is a founder of the Company and of Balanced Woman, and has held her current position since the inception of the Company and of Balanced Woman. During the last five years, Ms. Blackham has conducted management training and personal growth seminars as an independent contractor and consultant. She has been involved in the management training and personal development industry for over twenty (20) years. Ms. Blackham is the originator of Balanced Woman concept and is currently the sole presenter and facilitator for Balanced Woman's seminars. Balanced Woman regards Ms. Blackham as a visionary leader and presenter, and she was one of the founders of Balanced Woman, although she has chosen to hold no formal title or employment with Balanced Woman or the Company at this time. The loss of Ms. Blackham's counsel and services would have a material adverse impact on the Company. Ms. Blackham is the sister of Jeannene Barham.

    	Lisa Hawthorne is a founder of the Company and of Balanced Woman and she assists with program and product development. During the past five years she was employed full time by Franklin/Covey, Inc., first as International Operations Manager, and later as Director of Management and Employee Training and Development.

    	Teri Sundh is a founder of the Company and of Balanced Woman, and has assisted with developing the sales and marketing strategy for the Company and Balanced Woman as an independent contractor. During the last five years, Ms. Sundh has worked as Vice President of Public Seminars for Franklin/Covey, Inc. and as a consultant for NitchCraft and other seminar training companies. Ms. Sundh continues to do consulting work for various training companies.

Executive Compensation

    	Neither the Company nor Balanced Woman has been in existence for a full year, and neither has not paid compensation to anyone for such a period. The following table sets forth the aggregate compensation paid to the Chief Executive Officer of the Company, and to any other executive officer paid $100,000 or more during the entire period of Balanced Woman's existence to the date of this Prospectus.

          (a)                  (b)               (c)              (d)

       NAME AND                YEAR             SALARY           BONUS
  PRINCIPAL POSITION                             ($)              ($)

 Jeannene N. Barham,    Since inception to    20,000.00            0
 President and Chief      July 31, 1998
 Executive Officer

Explanation of Columns:

  (c)	SALARY: Total base salary earned during applicable period.

  (d)	BONUS: Annual incentive award paid for results achieved during applicable period. Any amounts deferred at the election of the executive are included in the reported amounts.

Employment Agreements

    	No officer or employee of the Company has an employment agreement with the Company at this time. If the Company's business plan proves initially successful, management intends to recommend to the Board of Directors that the President and all key employees be covered by employment agreements and non-compete provisions..

Long Term Incentive Plan.

    	In January 1998, the Board of Directors of the Company adopted and the present stockholders approved, a 1998 Stock Option
Plan,("1998 Plan"). The 1998 Plan authorizes the granting of awards of up to 1,000,000 shares of Common Stock to the Company's key employees, officers, directors, consultants, advisors and sales representatives. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1998 Plan.

    	The 1998 Plan is administered by the Board of Directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1998 Plan. In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the 1998 Plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the Common Stock on the date of grant.

    	The 1998 Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d), but excluding certain stockholders of the Company, became the beneficial owners of more than 25% of the Company's outstanding shares of Common Stock.

Options and Restricted Stock Grants.

    	The Founders of the Company purchased stock options from the Company for $500 for each 50,000 share stock option. Pursuant to such options each Founder has been granted an option (the "Option") to purchase up to an aggregate of 50,000 shares of Common Stock at an exercise price of $1.00 per share. The Option has a duration of five years from date of vesting Each Option provides for the vesting of 10,000 shares each year for the first five years. Shares subject to options are subject to adjustments in the event of the Company's declaration of stock dividends, stock splits, reclassification and the occurrence of other similar events. The Company has reserved 500,000 shares of Common Stock for issuance of the Options and the Board of Directors will administer the Options. At July 31, 1998, 450,000 Options were issued and 50,000 more were issued November 4, 1998.

    	No shares of Common Stock have been granted to any employee or contractor to date. The Company has agreed to compensate Rose Blackham for her services to the Company in shares of restricted Common Stock in amounts to be negotiated with the Board of Directors. Shares of restricted stock are restricted in that they are subject to the resale restrictions of Rule 144 of the Securities and Exchange Commission and possible vesting requirements imposed by the Company.

Director Compensation

    	The Company has no arrangements pursuant to which directors have been compensated to date. No such director compensation has been paid:

    	The Company has no plans to pay directors' compensation.

                     PRINCIPAL SHAREHOLDERS

    	The following table shows certain information known to the Company regarding the beneficial ownership of the Company's common stock as of September 30, 1998, and as adjusted to reflect the shares being sold through this Offering, for (i) each shareholder known by the Company to own beneficially 5% or more of the outstanding shares of its common stock; (ii) each director; and
(iii) all directors and executive officers as a group. The Company believes that these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.

Name                 Class of       Before the             After the
                     Security       Offering(1)            Offering(2)
                                 (Percent of class)    (Percent of class)
Jeannene Barham    Common Stock     300,000 (50%)        300,000 (35.5%)
Rose Blackham      Common Stock     300,000 (50%)        300,000 (35.5%)

All directors      Common Stock     300,000 (50%)        300,000 (35.5%)
and executive
officers as a
group (1 person)
________________________

(1)	Includes any shares that any person or group has the right to acquire anytime before November 30, 1998, pursuant to options or other rights.

(2)	Assumes all 250,000 shares from the Offering were sold and outstanding at July 31, 1998.

CERTAIN TRANSACTIONS

    	There have been no material transactions between the Company and any affiliated person. All transactions between the Company or Balanced Woman and their officers, directors, and principal shareowners and their affiliates will be approved by a majority of the disinterested Directors of the Company, who do not have an interest in the transaction and who had access, at the Company's expense, to the Company's or independent legal counsel, and will be on terms no less favorable to the Company than could be obtained from unrelated third parties.

DESCRIPTION OF THE SECURITIES OF THE COMPANY

The Units

    	The Units are specially created for the purposes of this Offering. Each Unit consists of one (1) share of Common Stock, and one each of the Class A, Class B and Class C Warrants, described below.

Preferred Stock

    	The Company has 10,000,000 shares of preferred stock authorized, of which none are currently issued and outstanding. The board of directors is permitted to issue preferred stock in series with differing preferences and rights.

Common Stock

    	The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.001 par value (the "Common Stock"), of which 600,000 shares were issued and outstanding on July 31, 1998. There were 2 holders of the Common Stock as of July 31, 1998.

    	Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company and may not cumulate votes for the election of directors. Holders of the Common Stock have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation of the Company, holders of the distribution to shareholders after payment of all obligations of the Company. Common Stock are entitled to share pro rata in any assets available for Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. All shares of Common Stock have equal rights and preferences. All shares of Common Stock now outstanding are fully paid for and non-assessable.

    	The Company has never paid a cash dividend on the Common Stock. The Company currently intends to retain all earnings, if any, to increase the capital of the Company to effect planned expansion activities and to pay dividends only when it is prudent to do so and the Company's performance justifies such action. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Company's Board of Directors.

Description of the Warrants

    	The Company has issued three classes of common stock purchase warrants for inclusion in the Units offered in this Offering. Class A Redeemable Warrants allow the purchase of one (1) share of Common Stock for $3.00. Class B Redeemable Warrants allow the same one (1) share purchase, but at $5.00 per common share. Class C Redeemable Warrants allow the purchase of one (1) share of Balanced Living Common Stock for $10.00. (When referred to together, "the Warrants".) All of the Warrants are valid until December 31, 2003, when they will expire.

    	All of the Warrants provide that the Company is not obligated to deliver shares of Common Stock pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock underlying that Warrant is effective at the Securities and Exchange Commission. The Company has filed a registration statement in connection with this Offering, and will use its best efforts to keep that registration statement, or a replacement registration statement, current and effective as long as the Warrants are outstanding and exercisable. There are costs associated with keeping such a registration statement effective and current. There can be no assurance that the Company will be able at all times to maintain an effective registration statement covering the Warrants.

    	The Company believes that the Warrants are qualified in those states where the Units themselves have been qualified by registration or exemption from registration. The attempted exercise of a Warrant in a state where such exercise would be unlawful will not be honored.

    	The number of shares of Common Stock that may be acquired through exercise of the Warrants (now one (1) share per Warrant) will be adjusted for all then outstanding and unexercised Warrants to give effect to any recapitalization, stock dividend or stock split taking place at the Company with the respect to the outstanding Common Stock. Such adjustments will be made by the Company as appropriate and notice of such adjustments will be mailed to all record holders of the Warrants then outstanding.

    	The Warrants may be redeemed by the Company, in all or only in part, at a redemption price of $0.01 per Warrant at any time after one (1) year from the issue date of the Warrant if the public market price for the Company's Common Stock (if there is any such market) equals or exceeds the exercise price for the particular Warrant. Notice of any such redemption will be given at least 30 days before the date fixed for redemption. Any Warrant selected for redemption that is still outstanding and unexercised on and after the date fixed for redemption will cease to have the rights of a Warrant and will become only a right to receive the $.01 per Warrant redemption price.

    	Warrants are freely transferable, subject to requirements of applicable securities laws. The Company has entered into a Warrant Agreement with its transfer agent, Interwest Transfer of Salt Lake City, Utah, to supervise the transfer and exercise of the Warrants. The form of this Warrant Agreement was filed as an exhibit to the registration statement of which this Prospectus is a part.

Limitations On Officers And Directors Liability And Indemnification

    	The Company's articles of incorporation provide that the Company will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent And Registrar

    	The Transfer Agent and Registrar for the Common Stock will be Interwest Transfer Company, Inc., 1981 E. 4800 South, Suite 100,
Salt Lake City, Utah 84117 (801) 272-9294.

                  SHARES ELIGIBLE FOR FUTURE SALE

    	Upon completion of this Offering, assuming the sale of all 250,000 Units being offered, the Company will have outstanding 850,000 shares of Common Stock, not including the 665,000 shares now covered by warrants and options, or the assumed total of 750,000 shares covered by the Class A, Class B and Class C warrants included in the Units. Of the outstanding shares, the shares of Common Stock sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company, which will be subject to the resale limitations of Rule 144 adopted under the Securities Act. All of the 600,000 shares held by existing shareholders are "restricted" securities within the meaning of Rule 144. Such shares will become salable by complying with Rule 144 on various dates after July 1, 1999. No shares are subject to any "lock-up" agreement or similar arrangement.

    	In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of the Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales under Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least three years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

    	The Company's common stock is not listed or quoted on any organized exchange or other trading market, nor has the Company applied for a formal listing or quotation. The Company does not currently meet the numerical requirements to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. A trading market may not develop or be sustained. The post-offering fair value of the Company's common stock, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of the Company, as well as factors beyond the Company's control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for the Company to raise capital through a future offering of its equity securities.

PLAN OF DISTRIBUTION

	No Broker-Dealer or Selling Agent Now Planned

    	The Company is offering 250,000 Units of the Company's securities through its officers and directors on a "best-efforts" basis. Each Unit consists of one (1) share of $.001 par value Common Stock and one (1) Class A Common Stock Purchase Warrant, one
(1) Class B Common Stock Purchase Warrant and one (1) Class C Common Stock Purchase Warrant, at a total purchase price of $2.00 per Unit. The Offering is planned to be managed by the Company without any under writer, and without any underwriting discounts or sales commissions. The Units will be offered and sold primarily by the Company's president and sole director Jeannene Barham, who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of the Company for such activities. In connection with her efforts, she will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. There is no minimum offering, therefore all subscriptions will be paid directly to the Company upon receipt. No one, including the Company, has made any commitment to purchase any or all of the Units. Rather, Ms. Barham will use her best efforts to find purchasers for the Units. The Company cannot state how many Units will be sold, or the number of Units, if any, that will be sold through the efforts of broker-dealers.

    	The Company anticipates making sale of the Units to persons whom it believes may be interested or who have contacted the Company with interest in purchasing the securities. The Company may sell Units to such persons if they reside in a state in which the Units legally may be sold and in which the Company is permitted to sell the Units. The Company is not obligated to sell Units to any such persons.

    	Investors should be aware that while this Offering is being conducted through its officer and director, Jeannene Barham, that the Company retains the right to utilize the services of broker/dealers ("Participating Broker/Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Company reserves the right to pay commissions in connection with sales effectuated through Participating Broker/Dealers in an amount not to exceed 10% of the sales price for sale effectuated by them. Prior to the involvement of any Participating Broker/Dealer in the Offering, the Company must obtain a no objection position from the NASD regarding any contemplated compensation and arrangements. In view of the Commission's Division of Corporation Finance any Participating Broker/Dealer that sells securities in this Offering will be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933, as amended. Further, the Company will amend the Prospectus and the registration statement of which it is a part to by post-effective amendment to identify a selected Participating Broker/Dealer at such time as such Participating Broker/Dealer sells 5% or more of the Offering hereby.

No Minimum Offering Amount

    	The Company has established no minimum offering amount and no escrow of Investor money pending a certain minimum number of shares being sold. Each subscription for shares in this Offering that is accepted by the Company will be credited immediately to the cash accounts of the Company and such Investor funds may be spent by the Company without any waiting period or other contingency.

Determination Of Offering Price

    	Prior to this Offering there has been no market for the common stock of the Company, and the Company has had essentially no business operations to date. The public offering price has been determined arbitrarily by the Company's Board of Directors.

    	The Company reserves the right to reject any subscription in full or in part and to terminate the offering at any time.
Officers, directors present shareholders of the Company and persons associated with them may be sold some of the Units. However, officers, directors and their affiliates shall not be permitted to purchase more than 20% of the Units sold hereunder and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY
THE COMPANY.   THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES IT OFFERS TO ANY PERSON IN ANY JURISDICTION IN WHICH THAT OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE LATER THAN THE DATE OF THIS PROSPECTUS.

THE UNITS HAVE NOT BEEN REGISTERED IN ANY STATE EXCEPT CALIFORNIA, COLORADO, NEW YORK AND UTAH, AND MAY ONLY BE OFFERED OR TRADED IN SUCH OTHER STATES PURSUANT TO AN EXEMPTION FROM REGISTRATION.

PURCHASERS OF UNITS EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF STATES IN WHICH THE SECURITIES ARE REGISTERED OR EXEMPT FROM REGISTRATION. FOR THE OFFERING HEREUNDER, THE COMPANY INTENDS TO RELY ON, BUT HAS NOT YET OBTAINED, EXEMPTIONS FROM REGISTRATION IN THE STATES OF ARIZONA, IDAHO, PENNSYLVANIA, NEVADA, AND NEW JERSEY. SOME OF THE EXEMPTIONS ARE SELF-EXECUTING, THAT IS TO SAY THAT THERE ARE NO NOTICE OR FILING REQUIREMENTS, AND COMPLIANCE WITH THE CONDITIONS OF THE EXEMPTION RENDER THE EXEMPTION APPLICABLE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED OR AN EXEMPTION IS AVAILABLE. See "RISK FACTORS - State Blue Sky Registration; Restricted Resales of the Securities."

EXPERTS

    	The Consolidated balance sheets of Balanced Living, Inc. as of July 31, 1998 and the related statements of operations, stockholders' deficit and cash flows for the period ended July 31, 1998, included in this Prospectus, have been included herein in reliance on the report of Pritchett, Siler & Hardy, P.C. independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

    	Ray Quinney & Nebeker PC has passed on certain legal matters for Balanced Woman and for the Company in connection with this Offering. No attorney at Ray Quinney & Nebeker is related by blood or otherwise to any affiliate of the Company or of Balanced Woman, nor does any attorney at Ray Quinney & Nebeker beneficially own any of the securities of the Company or of Balanced Woman.

WHERE CAN YOU FIND ADDITIONAL INFORMATION

    	A Registration Statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the shares offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office located at Northwest Atrium Center, 500 The Companyst Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The Commission also maintains a site on the World Wide The Company at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                       BALANCED LIVING, INC.
                   [A Development Stage Company]


               UNAUDITED CONSOLIDATED BALANCE SHEET


                              ASSETS


                                                      November 30,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $   7,614
  Inventory                                                18,049
  Prepaid assets                                              600
                                                      ___________
        Total Current Assets                               26,263

EQUIPMENT, net                                              3,318
                                                      ___________
                                                        $  29,581
                                                      ___________


          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                      $       -
  Accounts payable - related party                            471
  Notes payable - related party                           255,000
  Accrued liabilities                                       7,240
                                                      ___________
        Total Current Liabilities                         262,711
                                                      ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   600,000 shares issued and outstanding                      600
  Paid in capital                                           7,400
  Deficit accumulated during the
    development stage                                   (241,130)
                                                      ___________
        Total Stockholders' Equity (Deficit)            (233,130)
                                                      ___________
                                                        $  29,581
                                                      ___________

                       BALANCED LIVING, INC.
                   [A Development Stage Company]


          UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS


                                 For the Period     From Inception
                                 from August 1,     on January 26,
                                  1998 Through       1998 Through
                               November 30, 1998  November 30, 1998
                                 _____________      _____________

REVENUE                             $    9,147        $    15,614

COST OF SALES                            6,364             20,129
                                 _____________      _____________
GROSS PROFIT (LOSS)                      2,783            (4,515)
                                 _____________      _____________
EXPENSES:
  General and administrative            98,970            224,313
                                 _____________      _____________
OPERATING LOSS                        (96,187)          (228,828)

OTHER INCOME (EXPENSE):
  Interest income                           18                 18
  Interest expense                     (7,523)           (12,320)
                                 _____________      _____________
LOSS BEFORE INCOME TAXES             (103,692)          (241,130)

CURRENT TAX EXPENSE                          -                  -

DEFERRED TAX EXPENSE                         -                  -
                                 _____________      _____________

NET LOSS                          $  (103,692)      $   (241,130)
                                 _____________      _____________

LOSS PER COMMON SHARE:

  Basic earnings per share          $    (.17)      $       (.72)
                                 _____________      _____________
  Weighted average shares
    outstanding                        600,000            337,201
                                 _____________      _____________

                       BALANCED LIVING, INC.
                   [A Development Stage Company]

     UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                FROM INCEPTION ON JANUARY 26, 1998

                     THROUGH NOVEMBER 30, 1998


                                                              Deficit
                                                            Accumulated
                                Common Stock                During the
                             ___________________   Paid in  Development
                              Shares    Amount     Capital     Stage
                             ________  _________  _________  _________
BALANCE, January 26, 1998           -    $     -    $     -    $     -

Issuance of 100,000 shares
  common stock for cash,
  February 10, 1998 at
  $.01 per share              100,000        100        900          -

Effect of reorganization
  of the Company  through
  the issuance of 500,000
  shares of common stock
  to acquire "The Balanced
  Woman, Inc."  pursuant
  to agreement and plan
  reorganization on
  July 14, 1998               500,000        500      1,500          -

Consideration received for
  the grant of 450,000
  non-qualified stock
  options, at $.01 per
  underlying share of stock         -          -      4,500          -

Net loss for the period
  ended July 31, 1998               -          -          -   (137,438)
                            _________  _________  _________  _________
BALANCE, July 31, 1998        600,000        600      6,900   (137,438)

Consideration received
  for the grant of 50,000
  non-qualified stock
  options, at $.01 per
  underlying share of
  stock                             -          -        500          -

Net loss for the period
  ended November 30, 1998           -          -          -   (103,692)
                            _________  _________  _________  _________
BALANCE, November 30, 1998    600,000    $   600    $ 7,400  $(241,130)
                            _________  _________  _________  _________

                       BALANCED LIVING, INC.
                   [A Development Stage Company]

          UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          For the Period     From Inception
                                          from August 1,     on January 26,
                                           1998 Through       1998 Through
                                         November 30, 1998  November 30, 1998
                                           _______________   _______________
Cash Flows Used by Operating Activities:
  Net loss                                  $    (103,692)   $     (241,130)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Depreciation                                     177                318
     Changes in assets and liabilities:
       Decrease in shareholder advance
         receivable                                 1,000                  -
       Increase in inventory                      (3,278)           (18,049)
       Increase in prepaid assets                       -              (600)
       Decrease in accounts payable               (6,242)                  -
       Increase in accounts payable -
         related party                                  -                471
       Increase in accrued liabilities              4,276              7,240
                                          _______________    _______________
        Net Cash Used by Operating
          Activities                            (107,759)          (251,750)
                                          _______________    _______________
Cash Flows Used by Investing Activities:
  Equipment purchases                               (563)            (3,636)
                                          _______________    _______________
        Net Cash Used by Investing
          Activities                                (563)            (3,636)
                                          _______________    _______________
Cash Flows Provided by Financing Activities:
  Proceeds from options granted                       500              5,000
  Proceeds from common stock issuance                   -              3,000
  Proceeds from notes payable issuance             95,000            255,000
                                          _______________    _______________
        Net Cash Provided by Financing
          Activities                               95,500            263,000
                                          _______________    _______________
Net Increase (Decrease) in Cash                  (12,822)              7,614

Cash at Beginning of Period                        20,436                  -
                                          _______________    _______________
Cash at End of Period                       $       7,614       $      7,614
                                          _______________    _______________

Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                                $       6,625       $      8,458
    Income taxes                            $           -       $          -

Supplemental schedule of Noncash Investing and Financing Activities:
     For the period ended November 30, 1998:
        The Company entered into a reorganization with The Balanced Woman, Inc. wherein the shareholders of The Balanced Woman retained 500,000 shares of stock in the Company.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

                CONSOLIDATED FINANCIAL STATEMENTS

                          JULY 31, 1998







                 PRITCHETT, SILER & HARDY, P.C.
                  CERTIFIED PUBLIC ACCOUNTANTS
                      BALANCED LIVING, INC.
                  [A Development Stage Company]

                            CONTENTS

                                                          PAGE

        -  Independent Auditors' Report                     1


        -  Consolidated Balance Sheet, July 31, 1998        2


        -  Consolidated Statement of Operations, from
	   inception on January 26, 1998 through
           July 31, 1998                                    3


        -  Consolidated Statement of Stockholders'
           Deficit, from inception on January 26, 1998
           through July 31, 1998                            4


        -  Consolidated Statement of Cash Flows, from
           inception on January 26, 1998 through
           July 31, 1998                                    5


        -  Notes to Consolidated Financial Statements  6 - 12

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
BALANCED LIVING, INC.
Sandy, Utah

We have audited the accompanying consolidated balance sheet of Balanced Living, Inc. and The Balanced Woman, Inc., its only subsidiary [a development stage company] at July 31, 1998, and the related consolidated statements of operations, stockholders' deficit and cash flows from inception on January 26, 1998 through July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the consolidated financial position of Balanced Living, Inc. and Subsidiary as of July 31, 1998, and the consolidated results of their operations and their cash flows for the period from inception through July 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 13 to the financial statements, the Company was only recently formed and has not yet established profitable operations, has incurred losses through July 31, 1998 amounting to $137,438, has current liabilities in excess of current assets and has a stockholders deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.




August 7, 1998

                      BALANCED LIVING, INC.
                  [A Development Stage Company]


                   CONSOLIDATED BALANCE SHEET


                             ASSETS


                                                        July 31,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $  20,436
  Shareholder advance receivable                            1,000
  Inventory                                                14,771
  Prepaid assets                                              600
                                                      ___________
        Total Current Assets                               36,807

EQUIPMENT, net                                              2,932
                                                      ___________
                                                        $  39,739
                                                      ___________


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:
  Accounts payable                                      $   6,242
  Accounts payable - related party                            471
  Notes payable - related party                           160,000
  Accrued liabilities                                       2,964
                                                      ___________
        Total Current Liabilities                         169,677
                                                      ___________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   600,000 shares issued and outstanding                      600
  Paid in capital                                           6,900
  Deficit accumulated during the
    development stage                                    (137,438)
                                                      ___________
        Total Stockholders' Equity (Deficit)             (129,938)
                                                      ___________
                                                        $  39,739
                                                      ___________


 The accompanying notes are an integral part of these financial statements.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]


              CONSOLIDATED STATEMENT OF OPERATIONS


                                             From Inception
                                             on January 26,
                                              1998 Through
                                             July 31, 1998
                                             _______________

REVENUE                                        $    6,467

COST OF SALES                                      13,765
                                             _____________
GROSS PROFIT (LOSS)                                (7,298)
                                             _____________
EXPENSES:
  General and administrative                      125,343
                                             _____________
OPERATING LOSS                                   (132,641)

OTHER INCOME (EXPENSE):
  Interest expense                                 (4,797)
                                             _____________
LOSS BEFORE INCOME TAXES                         (137,438)

CURRENT TAX EXPENSE                                     -

DEFERRED TAX EXPENSE                                    -
                                             _____________

NET LOSS                                       $ (137,438)
                                             _____________

LOSS PER COMMON SHARE:
  Basic earnings per share                     $     (.92)
                                             _____________
  Diluted earnings per share                   $     (.92)
                                             _____________







 The accompanying notes are an integral part of these financial statements.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

         FROM THE DATE OF INCEPTION ON JANUARY 26, 1998

                      THROUGH JULY 31, 1998

                           [RESTATED]
                                                            Deficit
                                                          Accumulated
                              Common Stock                 During the
                         ______________________  Paid in  Development
                            Shares     Amount    Capital     Stage
                        ______________________________________________
BALANCE, January 26, 1998         -   $     -    $     -   $       -

Issuance of 100,000 shares
common stock for cash,
February 10, 1998 at
$.01 per share              100,000       100        900           -

Effect of reorganization of
the Company through the
issuance of 500,000 shares
of common stock to acquire
"The Balanced Woman, Inc."
pursuant to agreement and
plan reorganization on
July 14, 1998               500,000       500      1,500           -

Consideration received for
the grant of 450,000 non-
qualified stock options,
at $.01 per underlying
share of stock                    -         -      4,500           -

Net loss for the period
ended July 31, 1998               -         -          -    (137,438)
                        ______________________________________________
BALANCE, July 31, 1998      600,000   $   600    $ 6,900  $ (137,438)
                        ______________________________________________







 The accompanying notes are an integral part of these financial statements.

                       BALANCED LIVING, INC.
                  [A Development Stage Company]

              CONSOLIDATED STATEMENT OF CASH FLOWS

                                               From Inception
                                               on January 26
                                                1998 Through
                                               July 31, 1998
                                             __________________
Cash Flows Used by Operating Activities:
  Net loss                                   $     (137,438)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Depreciation                                       141
     Changes in assets and liabilities:
       Increase in shareholder advance receivable    (1,000)
       Increase in inventory                        (14,771)
       Increase in prepaid assets                      (600)
       Increase in accounts payable                   6,242
       Increase in accounts payable - related party     471
       Increase in accrued liabilities                2,964
                                            ________________
     Net Cash Used by Operating Activities         (143,991)
                                            ________________
Cash Flows Used by Investing Activities:
  Equipment purchases                                (3,073)
                                            ________________
     Net Cash Used by Investing Activities           (3,073)
                                            ________________
Cash Flows Provided by Financing Activities:
  Proceeds from options granted                       4,500
  Proceeds from common stock issuance                 3,000
  Proceeds from notes payable issuance              160,000
                                            ________________
     Net Cash Provided by Financing Activities      167,500
                                            ________________
Net Increase in Cash                                 20,436

Cash at Beginning of Period                               -
                                            ________________
Cash at End of Period                              $ 20,436
                                            ________________

Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                                       $  1,833
    Income taxes                                   $      -

Supplemental schedule of Noncash Investing and Financing
Activities:

  For the period ended July 31, 1998:
     The Company entered into a reorganization with The Balanced Woman, Inc. wherein the shareholders of The Balanced Woman retained 500,000 shares of stock in the Company.


 The accompanying notes are an integral part of these financial statements.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Balanced Woman, Inc. ("Subsidiary") was organized under the laws of the State of Colorado on January 26, 1998. During July, 1998 the Company was reorganized through a stock for stock exchange with Balanced Living, Inc. ("Parent") [See Note 2]. Balanced Living, Inc. a Colorado corporation, was organized on July 1, 1998. The Company has not raised significant revenue from planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is engaged in the business of holding motivational seminars, and selling books and other motivational products. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, The Balanced Woman, Inc. All significant intercompany transactions have been eliminated in consolidation.

  Inventories - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

  Equipment - Equipment is carried at cost and is depreciated over the estimated useful life of the equipment using the straight line method.

  Revenue Recognition - The company's revenue comes from holding motivational seminars and selling motivational products (books, cards, CD's, etc.). Revenue is recognized when the services are rendered or the product is delivered.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with FASB 128 "Earnings Per Share".

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Fair Value of Financial Instruments - Management estimates that the carrying value of financial instruments on the consolidated financial statements approximates their fair values.

  Restatement - The financial statements have been restated to reflect the reorganization of the Company pursuant to a stock for stock exchange [See Note 2]. All references to common stock and the numbers of shares issued and outstanding have been restated
  to   reflect   the  shares  of  common  stock   issued   in   the
  reorganization.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - BUSINESS REORGANIZATION

  On July 14, 1998 the Company entered into an Agreement and Plan of Reorganization wherein Parent acquired all the issued and outstanding shares of common stock of Subsidiary in a stock for stock exchange. Parent issued 500,000 shares of common stock in the exchange. Parent and Subsidiary had similar ownership at the time of reorganization and were considered to be entities under common control. Accordingly, the reorganization has been recorded in a manner similar to a pooling of interests.

NOTE 3 - INVENTORIES

  Inventories consisted of finished goods in the amount of $14,771 at July 31, 1998.

NOTE 4 - EQUIPMENT

  Equipment consists of the following:

                                  Estimated
                                 Useful Lives   July 31,
                                   in Years       1998
                                 ___________   __________
         Office equipment           5 - 7       $  3,073
                                               __________
                                                   3,073
         Accumulated depreciation                   (141)
                                               __________
                                                $  2,932
                                               __________

  Depreciation expense for the period ended July 31, 1998 was $141.

NOTE 5 - NOTES PAYABLE

  During March, 1998, the Company issued subordinated demand notes payable to various officers, shareholders, and consultants in the amount of $160,000. The notes bear interest at a rate of 10% per annum with quarterly interest payments, the notes are due on March 1, 1999. Note-holders can demand payment of the unpaid principal plus accrued interest in order to purchase other equity opportunities in the Company of equal value at any time prior to the maturity date. As of July 31, 1998, interest payments have been made in the amount of $1,833. The notes are subordinated by 80,000 warrants to purchase one share of the Company's stock at $1 per share [See Note 6].

  Subsequent to July, 1998, the Company raised an additional $65,000 through issuing additional subordinated demand notes payable, $25,000 of which came from a private investor. Warrants for 32,500 shares of common stock were included in the transaction.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK

  Common Stock - In connection with its acquisition of Subsidiary on July 14, 1998, the Company issued 500,000 shares of its previously authorized, but unissued common stock [See Note 2]. The Subsidiary had previously been funded with $2,000.

  During January, 1998, the Company issued 100,000 shares of common stock in connection with the organization of the Company at $.01 per share. Total proceeds amounted to $1,000.

  Stock Warrants - During March, 1998, Subsidiary issued 80,000 common stock warrants to various officers, directors and consultants in conjunction with the issuance of subordinated notes payable [See Note 5]. Due to the reorganization of the company [See note 2], the warrants of Subsidiary were cancelled, and re-issued under the same terms by Parent during July, 1998. Each warrant grants the holder the right to purchase one share of the Company's common stock at a price of $1 per share. The warrants may be exercised at any time prior to March 1, 2003. An additional 32,500 warrants were issued subsequent to July, 1998.

  Stock Option Plan - During January, 1998 the Company implemented its 1998 stock option plan. The plan provides for 1,000,000 shares of common stock to be reserved for issuance to officers, directors, employees and consultants as employment incentives. As of July 31, 1998, no options have been issued under the plan. Options granted vest over a five year period and are exercisable at $1 per share. As of July 31, 1998 no options had vested.

  Non-Qualified Stock Options - As of July 31, 1998, the Company has issued a total of 450,000 options outside of the 1998 stock option plan to various officers, directors and consultants of the Company. These options are exercisable at $1 per share, and vest over a five-year period, based upon certain conditions specified in the option agreement. The options expire five years from the date of vesting. As of July 31, 1998, no options had vested. An additional 50,000 non-qualified options were issued subsequent to July 31, 1998.

  A summary of the status of the options granted under the Company's stock option plans and other agreements at July 31, 1998 and changes during the period then ended is presented in the table below:
                                     1998
                         ____________________________
                                     Weighted Average
                           Shares     Exercise Price
                          __________________________
  Outstanding at
  beginning of period           -          $      -
  Granted                 450,000              1.00
  Exercised                     -                 -
  Forfeited                     -                 -
  Canceled                      -                 -
                          __________________________
  Outstanding at
  end of Period           450,000          $   1.00
                          __________________________
  Exercisable at
  end of period                 -          $   1.00
                          __________________________
  Weighted average
  fair value of
  options granted         450,000          $      -
                          __________________________

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - CAPITAL STOCK [Continued]

  The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended July 31, 1998: risk-free interest rate of 4.879%, expected dividend yield of 0%, expected life of 5 years, and expected volatility of 0%.

  A summary of the status of the options outstanding under the Company's stock option plans and other agreements at July 31, 1998 is presented below:

                  Options Outstanding          Options Exercisable
           ________________________________   ____________________

                        Weighted   Weighted              Weighted
 Range of               Average    Average               Average
 Exercise   Number     Remaining   Exercise   Number     Exercise
 Prices   Outstanding  Contractual  Price   Exercisable   Price
                          Life
 _______  ___________  __________  ________  __________  ________

  $1.00      450,000     5 years     $1.00        0        $1.00

  The Company accounts for its option plans and other option agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, since all options granted were granted with exercise prices at market value or above, no compensation cost has been recognized in the accompanying financial statements. Had compensation cost for these options been determined based on the fair value at the grant dates for awards under these plans and other option agreements consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net income and earnings per common share would have been the proforma amounts as indicated below:

                                        Period Ended
                                          July 31,
                                            1998
                                        ____________

    Net Loss          As reported       $  (137,438)
                      Proforma          $  (137,438)

    Loss per share    As reported       $      (.92)
                      Proforma          $      (.92)

NOTE 7 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At July 31, 1998 the Company has available unused operating loss carryforwards of approximately $137,000, which may be applied against future taxable income and which expire in 2013.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES [Continued]

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $47,000 as of July 31, 1998 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $47,000 during 1998.

NOTE 8 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the period ended July 31, 1998.

                                       Weighted-Average
                             Loss          Shares       Per-Share
                          (Numerator)   (Denominator)    Amount
                          ___________  _______________  _________
  Basic loss per share
     Net loss             $ (137,438)      149,708       $  (.92)
                                                        _________
  Effect of dilutive
  securities
      Warrants                     -             -
      Options                      -             -
                          ___________  _______________
  Diluted loss per share
     Net loss + assumed
     conversions     $      (137,438)      149,708       $  (.92)
                          ___________  _______________  _________

  The Company had at July 31, 1998, options and warrants to purchase 450,000 and 80,000 shares of common stock , respectively, at prices of $1.00 per share, that were not included in the computation of diluted loss per share because their effect was anti-dilutive (the exercise price of the options and warrants was greater than the average market price of the common shares).

NOTE 9 - COMMITMENTS

  The Company has agreed to compensate a majority shareholder of, and independent contractor to, the Company for her services to the Company in shares of the Company's restricted common stock. The exact number of shares has yet to be negotiated with the board of directors of the Company, and may be subject to vesting rights imposed by the Company. No amounts have been accrued in the accompanying financial statements for this agreement to issue stock.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUB-LEASE AGREEMENT

  During July, 1998, the Company entered into an agreement to sub-lease office space. The term of the lease is 10.5 months, with no option to renew. The agreement terminates on June 1, 1999. Total base rent amounts to $6,300 and is due in monthly installments of $600. As of July 31, 1998 the Company had paid its first month's rent of $600 plus a security deposit of $600.

NOTE 11 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company paid $20,000 in salary to the Company's President/Secretary-Treasurer during the period ended July 31, 1998.

  Shareholder Advance - During the period ended July 31, 1998, the Company made advances to the President/Secretary-Treasurer of the Company totaling $1,000. The advances are non-interest bearing and were subsequently repaid in full.

  Accounts Payable - As of July 31, 1998 the Company owed $471 to an option/warrant holder and consultant to the Company for amounts paid on behalf of the Company for operating expenses and inventory.

  Notes Payable - As of July 31, 1998 the Company had outstanding subordinated demand notes payable to various officers, directors, shareholders and consultants totaling $160,000 [See Note 5]. Of the notes, $10,000 were issued to the Company's President/Secretary-Treasurer, and $50,000 were issued to a majority shareholder.

  Stock Warrants - During the period ended July 31, 1998, the Company issued 80,000 common stock warrants to various officers, directors and consultants [See Note 6]. Of the 80,000 warrants, 5,000 were issued to the Company's President/Secretary-Treasurer, and 25,000 were issued to a majority shareholder.

  Stock Options - During the period ended July 31, 1998, The Company issued 450,000 stock options to various officers, directors and consultants [See Note 6]. Of the 450,000 options, 50,000 were issued to the Company's President/Secretary-Treasurer, and 50,000 were issued to a majority shareholder.

NOTE 12 - DEVELOPMENT STAGE COMPANY

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

                      BALANCED LIVING, INC.
                  [A Development Stage Company]

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern.
  However, the Company was only recently formed, has not yet established profitable operations, has incurred significant losses since inception, and has a stockholder's deficit. The Company also has current liabilities in excess of current assets (a working capital deficiency). These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through loans and/or through additional sales of its common stock which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 14 - SUBSEQUENT EVENTS

  Proposed Public Offering of Common Stock - The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. The Company proposes to sell 250,000 "Units" at a price of $2 per Unit, which price has been arbitrarily determined by the Company. Each Unit consists of one share of the Company's $.001 par value common stock sold at $2 per share, one "Class A Warrant" to purchase one share of common stock at $3 per share, one "Class B Warrant" to purchase one share of common stock at $5 per share, and one "Class C Warrant" to purchase one share of common stock at $10 per share. All warrants issued under the offering will expire on December 31, 2003. The warrants are callable if, after one year from the issuance date, public trading develops and trading occurs for at least 20 consecutive days. The warrants are callable at $.01 per warrant upon 30 days notice by the Company to warrant holders. The Units will be offered and sold by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. If a registered broker dealer is used in selling any of the units, a 10% sales commission will be paid to those broker dealers who assist in selling the units. The Company has not incurred any stock offering costs as of July 31, 1998, but any such costs will be netted against the proceeds of the proposed public offering.

  Subordinated Demand Notes-Payable - Subsequent to July, 1998 the Company issued additional subordinated demand notes payable for proceeds totaling $95,000. Warrants for 47,500 shares of common stock were also issued in the transaction.

  Stock Options - Subsequent to July, 1998 the Company issued additional non-qualified stock options for the purchase of 50,000 shares of common stock. The options will vest over a five year period and are exercisable at $1 per share.

No dealer, salesman or other person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



TABLE OF CONTENTS

	Item                                                Page

Prospectus Summary                                          1
Risk Factors                                                2
Use of Proceeds                                             8
Dilution                                                    9
Management's Discussion & Analysis
  of Financial Condition and Results of Operations	    	9
Business of the Company	                                   12
Management of the Company                                  17
Principal Shareholders                                     19
Certain Transactions                                       20
Description of Common Stock                                20
Shares Eligible for Future Sale                            22
Plan of Distribution                                       23
Experts                                                    24
Additional Information                                     24
Financial Statements                                       24
Notes to Financial Statements                             F-1

                         Balanced Living, Inc.
                      250,000 Common Stock Units
                             PROSPECTUS
                         December     , 1998


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and Officers

    	The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

    	Section 7-109-102 of the Colorado Code grants authority to a Colorado corporation to indemnify officers and directors as follows:

     (1) Except as provided in subsection (4), below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

   	 (a) The person conducted himself or herself in good faith; and

    	 (b) The person reasonably believed:

          	(I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

           (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

    	 (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) Indemnification is appropriate as to a director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph
(b) of (1), above. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of (1), above.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the statutory standard of conduct.

     (4) A corporation may not indemnify a director:

      (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

      (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification must be limited to reasonable expenses incurred in connection with the proceeding.

     (6) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    	The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Colorado Business Corporation Act.

ITEM 25. Other Expenses of Issuance and Distribution*

    	The following table sets forth the estimated costs and expenses to be paid by the Company in connection with the Offering described in the Registration Statement.

                                                             Amount

	SEC registration fee                                 $  1,327
	Blue sky fees and expenses                           $  5,000
	Printing and shipping expenses                       $    500
	Contingent Broker Commissions                        $ 50,000
	Legal fees and expenses                              $ 20,000
	Accounting fees and expenses                         $  4,000
	Transfer, Escrow and Miscellaneous expenses          $  1,250

	Total                                                $ 82,077

* All expenses except SEC registration fee are estimated.

ITEM 26. Recent Sales of Unregistered Securities

    	On July 14, 1998, the Company agreed to issue 250,000 shares of unregistered Common Stock to each of Ms. Barham and Ms. Blackham in exchange for their shares of equal number in The Balanced Woman, Inc. This offering was conducted in reliance on Section 4(2) of the Securities Act and state corollary exemptions.

    	On July 15, 1998, the Company issued a total of 80,000 warrants to purchase a total of 80,000 shares of the Company's Common Stock, at $1.00 per share, to 7 persons who were involved in the formation of The Balanced Woman, Inc. and who were instrumental in the organization of the Company. The total subscription amount was $160,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On July 1, 1998, 100,000 shares of unregistered Company
Common Stock were issued to Ms. Barham and Ms. Blackham
(50,000 each) in return for $500.00 each. These shares were issued in reliance on the exemption found in Section 4(2) of the Securities Act and corollary state exemptions.

    	On August 12, 1998, the Company issued a total of 12,500 warrants to purchase a total of 12,500 shares of the Company's Common Stock, at $1.00 per share, to Jolley Family Trust, a private investor. The total subscription amount was $25,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On August 24, 1998, the Company issued a total of 20,000 warrants to purchase a total of 20,000 shares of the Company's Common Stock, at $1.00 per share, to Carol Jensen, who was involved in the formation of The Balanced Woman, Inc. and who was instrumental in the organization of the Company and had previously been issued warrants. The total subscription amount was $40,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On October 30, 1998, the Company issued 12,500 warrants to purchase a total of 12,500 shares of the Company's Common Stock, at $1.00 per share, to Rose Blackham. The total subscription amount was $25,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On November 4, 1998, the Company issued a total of 2,500 warrants to purchase a total of 2,500 shares of the Company's Common Stock, at $1.00 per share, to Linda Ford. The total subscription amount was $5,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On December 4, 1998, the Company issued a total of 20,000 warrants to purchase a total of 20,000 shares of the Company's Common Stock, at $1.00 per share, to Kim and Shannan Lundgren, a private investor. The total subscription amount was $40,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On December 4, 1998, the Company issued a total of 12,500 warrants to purchase a total of 12,500 shares of the Company's Common Stock, at $1.00 per share, to Kent G. and Marianne C. Stephens, a private investor. The total subscription amount was $25,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

    	On December 9, 1998, the Company issued a total of 5,000 warrants to purchase a total of 5,000 shares of the Company's Common Stock, at $1.00 per share, to Neidda Shehady, a private investor. The total subscription amount was $10,000, which was loaned to the Company. The Company believes that these warrants were issued under the exemption of Section 4(2) of the Securities Act, and corollary state exemptions.

ITEM 27.  Exhibits

Index		        SEC Reference
Exhibit No.         Document

		3.1       Articles of Incorporation

		3.2       By-Laws

		4.1       Agreement & Plan of Reorganization with The
                      Balanced Woman, Inc.

		4.2       Stock Option Agreement with Jeannene Barham

		4.3       Stock Option Agreement with Rose Blackham

		4.4       Stock Option Agreement with Terri Sundh

		4.5       Stock Option Agreement with Lisa Hawthorne

		4.6       Stock Option Agreement with Linda Ford

		4.7       Stock Option Agreement with Carole F. Madsen

		4.8       Stock Option Agreement with Gail Showalter
                      Soderling

		4.9       Stock Option Agreement with Carol N. Jensen

		4.10      Stock Option Agreement with Carole F. Madsen

		4.11      Stock Option Agreement with 1st Zamora Corp.

		4.12      Form of Promissory Note used with private investors

		4.13      Form of Securities Purchase Agreement used
                      with private investors

		4.14      Form of $1.00 per share Warrants used with
                      private investors

		5.        Opinion on Legality

		10        Stock Option Plan

		21        Subsidiaries of the small business issuer

		24.1      Consent of Pritchett, Siler & Hardy P.C.

		24.2      Consent of Counsel to Issuer (included in Exhibit 5)

		27        Financial Data Schedule

		99.1      Form of Subscription Agreement

		99.2      Form of Class A Warrant

		99.3      Form of Class B Warrant

		99.4      Form of Class C Warrant

		99.5      Form of Warrant Agreement with Trust Agreement

		99.6      Lease Agreement

ITEM 28. Undertakings

    	Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned
Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

    	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	The Registrant hereby undertakes to:

		(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

		Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

		(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

		(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on December 18, 1998.

					Balanced Living, Inc.


					By: /s/  Jeannene Barham
					Jeannene Barham, Chief Executive Officer,
					Director and President

	Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures			        Title 				  Date

/s/ Jeannene Barham     Chief Executive Officer         December 18, 1998
Jeannene Barham		President, Chief Financial
                        Officer and Director